UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2019

PIVOTAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38789	61-1898603
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, NY 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2019, the Registration Statement on Form S-1 (SEC File No. 333-229027) (the “Registration Statement”) relating to the initial public offering of units of Pivotal Acquisition Corp. (the “Company”) became effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

On January 31, 2019, the Company entered into an Underwriting Agreement and various other agreements filed as exhibits to the Registration Statement. The Company also adopted an amended and restated certificate of incorporation. The material terms of such agreements and amended and restated certificate of incorporation are fully described in the Company’s final prospectus, dated January 31, 2019, as filed with the Securities and Exchange Commission on February 1, 2019. This Current Report on Form 8-K is being filed solely to file such executed agreements.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws ; Change in Fiscal Year.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

1.1	Underwriting Agreement between the Company and Cantor Fitzgerald & Co., as representative of the underwriters.

3.1	Amended and Restated Certificate of Incorporation.

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

10.1	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company.

10.2	Registration Rights Agreement between the Company and the Company’s Initial Shareholders.

10.3	Forward purchase contract.

99.1	Press Release, dated January 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2019

PIVOTAL ACQUISITION CORP.

By:	/s/ Jonathan J. Ledecky
Name: Jonathan J. Ledecky
Title: Chief Executive Officer

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